EXHIBIT 99.21
                                                                   -------------

                        FIRST LOAN MODIFICATION AGREEMENT

         This First Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of _______________, 2001, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and EXCHANGE APPLICATIONS, INC. d/b/a Xchange, Inc., One Lincoln Plaza, 89 South Street, Boston, Massachusetts 02110 and EXSTATIC SOFTWARE, INC., formerly known as Gino Borland, Inc., 4555 Roosevelt Way Seattle, Washington 98105 (hereinafter, collectively, the "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement with Bank, evidenced by, among other documents, (i) a certain Loan and Security Agreement dated as of April 25, 2001 (the "Loan Agreement"), (ii) a certain Intellectual Property Security Agreement dated as of April 25, 2001 (the "IP Security Agreement"), and (iii) a certain Pledge Agreement dated April 25, 2001 (the "Pledge Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement, the IP Security Agreement and the Pledge Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.


   A. Modifications to Loan Agreement.

      1. The Loan Agreement is hereby amended by deleting the following text appearing in Section 2 of the Schedule to the Loan Agreement:

         "INTEREST RATE (Section 1.2):

         A rate equal to the "Prime Rate" in effect from time to time, plus 2.00% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate."

         and substituting the following text therefor:

         "INTEREST RATE (Section 1.2):

         Through June 30, 2001, a rate equal to the "Prime Rate" in effect from time to time, plus 2.00% per annum. From July 1, 2001 and thereafter, a rate equal to the "Prime Rate" in effect from time to time, plus 2.50% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at

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

         Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate."

      2. The Loan Agreement is hereby amended by deleting the following text appearing in Section 5(a) of the Schedule to the Loan Agreement:

         "A. EBITDA: THE BORROWER SHALL SUFFER MAXIMUM LOSS OR MAINTAIN A MINIMUM PROFIT PER MONTH AND PER QUARTER IN ACCORDANCE WITH THE SCHEDULE PROVIDED BELOW:

         April 2001 - ($5,500,000)                October 2001 - ($5,750,000)
         May 2001 - ($3,000,000)                  November 2001 - ($2,150,000)
         June 2001 - $5,000,000                   December 2001 - $8,000,000
         2nd Quarter 2001                         4th Quarter 2001
         Maximum Loss ($2,600,000)                Minimum Profit $1,700,000
         July 2001 - ($6,250,000)                 January 2002 - ($5,500,000)
         August 2001 - ($2,500,000)               February 2002 - ($2,000,000)
         September 2001 - $7,750,000              March 2002 - $8,500,000
         3rd Quarter 2001                         1st Quarter 2002
         Minimum Profit - $250,000                Minimum Profit - $2,000,000"

         and substituting the following text therefor:

         "A. EBITDA: THE BORROWER SHALL SUFFER MAXIMUM LOSS OR MAINTAIN A MINIMUM PROFIT PER MONTH AND PER QUARTER IN ACCORDANCE WITH THE SCHEDULE PROVIDED BELOW:

         April 2001 - ($5,500,000)                October 2001 - ($3,000,000)
         May 2001 - ($3,000,000)                  November 2001 - ($1,750,000)
         June 2001 - $5,000,000                   December 2001 - $3,250,000
         2nd Quarter 2001
         Maximum Loss ($2,600,000)                4th Quarter 2001
         July 2001 - ($4,500,000)                 Minimum Profit - $1.00
         August 2001 - ($1,750,000)
         September 2001 - $3,000,000              Each Quarter thereafter
         3rd Quarter 2001                         Minimum Profit - $1,000,000"
         Maximum Loss - ($2,000,000)

   B. Acknowledgment of Default; Forebearance by Bank.

      1. Borrower acknowledges that it is currently in default under the Loan Agreement by its failure to comply with (a) the monthly and quarterly EBITDA covenants for June, 2001 set forth in Section 5(a) of the Schedule to the Loan Agreement and (b) the minimum additional equity covenant set forth in Section 5 (c) of the Schedule to the Loan Agreement. Bank, however, hereby agrees to forbear from exercising its rights and remedies with respect to such defaults until the earlier to occur of (the "Forbearance Date"): (i) an Event of Default under the Loan Agreement (other than the failure of the Borrower to comply with the above covenant) or (ii) September 30, 2001. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this section or anywhere in this Loan Modification Agreement shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise.

      2. Provided that Borrower receives both (i) on or before July 31, 2001, a minimum of an additional $5,000,000 in cash after the date hereof from the sale and issuance by the

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

         Borrower of equity securities or subordinated debt (the "First Equity Event") and (ii) on or before the Forbearance Date, a minimum of an additional $2,500,000 (in addition to the First Equity Event and all prior equity issued) in cash the sale and issuance by the Borrower of equity securities or subordinated debt, Bank will agree to waive, at such time, Borrower's existing defaults under Sections 5(a) and 5(c) of the Schedule to the Loan Agreement.

4. NO AVAILABILITY. Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or any of the Existing Loan Documents, Borrower has no ability to request additional Loans under the Loan Agreement and Bank has no obligation to make any further Loans thereunder until and unless Borrower timely complies with the First Equity Event. Notwithstanding the foregoing, Bank may, at its option and at any time, make additional Loans (or other advances to or on behalf of Borrower, as set forth in the Loan Agreement) to Borrower, but any such Loans shall at Bank's sole and exclusive discretion in each instance. After the occurrence of the First Equity Event, Borrower may request Loans under the Loan Agreement and Bank may, in its commercially reasonable discretion, make Loans to Borrower.

5. INSIGHT CAPITAL. Notwithstanding anything to the contrary contained in the Existing Loan Documents, Bank hereby consents to a junior and subordinate lien granted or to be granted to InSight Capital; provided, however, such consent is conditioned upon Bank, Borrower and Insight Capital executing a Subordination Agreement acceptable in all respects to Bank.

6. FEES. Borrower shall pay to Bank a modification fee equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

7. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement.

8. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of April 24, 2001 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

9. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

10. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

11. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

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

12. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

13. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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


         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

EXCHANGE APPLICATIONS, INC.                    SILICON VALLEY BANK, d/b/a
                                               SILICON VALLEY EAST


By______________________________               By___________________________
   President or Vice President                 Title________________________


By______________________________
   Secretary or Ass't Secretary


EXSTATIC SOFTWARE, INC., formerly known as GINO BORLAND, INC.



By______________________________
   President or Vice President


By______________________________
   Secretary or Ass't Secretary

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

         The undersigned each ratify confirm and reaffirm, all and singular, the terms and conditions of certain Unconditional Guaranties each dated April 24, 2001 (collectively, the "Guaranty") and a certain Security Agreement dated April 24, 2001 (the "Security Agreement") and acknowledge, confirm and agree that the Guaranty and the Security Agreement remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith. Further, the undersigned each hereby grant to Bank, and reaffirm the grant to Bank of, a continuing security interest in and to the property listed on Exhibit A to the Security Agreement to secure the Obligations.


ACTION SYSTEMS, INC.

By:___________________________
Name:
Title:


CUSTOMER ANALYTICS HOLDINGS, INC.

By:___________________________
Name:
Title:



CUSTOMER ANALYTICS, INC.

By:___________________________
Name:
Title:



EXCHANGE APPLICATIONS SECURITIES CORPORATION

By:___________________________
Name:
Title:



  KNOWLEDGE STREAM PARTNERS, INC.

By:___________________________
Name:
Title:

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

                    FIRST LOAN MODIFICATION AGREEMENT - EXIM

         This First Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of _______________, 2001, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and EXCHANGE APPLICATIONS, INC. d/b/a Xchange, Inc., One Lincoln Plaza, 89 South Street, Boston, Massachusetts 02110 and EXSTATIC SOFTWARE, INC., formerly known as Gino Borland, Inc., 4555 Roosevelt Way Seattle, Washington 98105(hereinafter, collectively, the "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement evidenced by, among other documents, (i) a certain Export-Import Bank Loan and Security Agreement dated April 25, 2001 between Borrower and Bank (the "Loan Agreement") and (ii) a certain Note dated April 25, 2001 made by Borrower payable to Bank in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Note"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

      Modification to Loan Agreement.

         The Loan Agreement is hereby amended by deleting the following text appearing in Section 2.3 (a) of the Loan Agreement:

         "(a) Interest Rate. Except as set forth in Section 2.3(b), or as specified to the contrary in any Loan Document, any Advances under this Exim Agreement shall accrue interest on the outstanding principal balance at a per annum rate equal to the aggregate of the Prime Rate, plus two percent (2.00%).
                     "

         and substituting the following text therefor:

         "(a) Interest Rate. Except as set forth in Section 2.3(b), or as specified to the contrary in any Loan Document, any Advances under this Exim Agreement shall accrue interest on the outstanding principal balance at a per annum rate equal to the aggregate of the Prime Rate, plus two and one half percent (2.50%)."


4. NO AVAILABILITY. Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or any of the Existing Loan Documents, Borrower has no ability to request additional Advances under the Loan Agreement and Bank has no obligation to make any further Advances thereunder until and unless Borrower timely complies with the First Equity Event (as defined in a certain First Loan

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

Modification Agreement of even date herewith regarding the Domestic Agreement). Notwithstanding the foregoing, Bank may, at its option, make additional Advances to Borrower, but any such Advances shall at Bank's sole and exclusive discretion in each instance.

5. INSIGHT CAPITAL. Notwithstanding anything to the contrary contained in the Exiting Loan Documents, Bank hereby consents to the junior and subordinate lien granted or to be granted to InSight Capital; provided, however, such consent is conditioned upon Bank, Borrower and Insight Capital executing a Subordination Agreement acceptable in all respects to Bank.

6. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of April 24, 2001 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

 EXCHANGE APPLICATIONS, INC.                   SILICON VALLEY BANK, d/b/a
                                               SILICON VALLEY EAST

By______________________________               By___________________________
   President or Vice President                 Title________________________


By______________________________
   Secretary or Ass't Secretary


EXSTATIC SOFTWARE, INC., formerly known as GINO BORLAND, INC.



By_______________________________
   President or Vice President


By_______________________________
   Secretary or Ass't Secretary

         The undersigned each ratify confirm and reaffirm, all and singular, the terms and conditions of certain Unconditional Guaranties each dated April 24, 2001 (collectively, the "Guaranty") and a certain Security Agreement dated April 24, 2001 (the "Security Agreement") and acknowledge, confirm and agree that the Guaranty and the Security Agreement remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith. Further, the undersigned each hereby grant to Bank, and reaffirm the grant to Bank of, a continuing security interest in and to the property listed on Exhibit A to the Security Agreement to secure the Obligations.

ACTION SYSTEMS, INC.

By:___________________________
Name:
Title:


CUSTOMER ANALYTICS HOLDINGS, INC.

By:___________________________
Name:
Title:



  CUSTOMER ANALYTICS, INC.

By:___________________________
Name:
Title:



  EXCHANGE APPLICATIONS SECURITIES CORPORATION

By:___________________________
Name:
Title:



  KNOWLEDGE STREAM PARTNERS, INC.

By:___________________________
Name:


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